EXHIBIT 99.1

| PRESS RELEASE

UFP Construction President Patrick Benton Accepts Key Role in UFP Industries’

Future, Mike Ellerbrook to Assume Role as President of UFP Construction

Grand Rapids, Mich. As UFP Industries (NASDAQ: UFPI) accelerates its acquisition strategy, President and CEO Will Schwartz today announced the creation of a new executive role designed to maximize the value of newly acquired businesses and strengthen the performance of existing operations across the enterprise.

The newly created position of Executive Vice President of Operations Integration will be filled by current UFP Construction President Patrick Benton, effective July 1. Throughout his 33- year career at UFP Industries, Benton has firmly established himself as an expert operator with rich experience in all three of UFP Industries’ core segments.

“As UFPI becomes more active and disciplined in M&A, we’re intentionally pursuing strategic acquisitions that are well‑positioned for growth and capable of delivering stronger long‑term returns,” said Schwartz. “Patrick has a proven track record of maximizing operations, driving efficiencies, and leading complex integrations, all while building a strong culture. He’s a highly effective, well rounded operator with experience across all three segments. With this role, we’ll drive greater value from our growth opportunities and strengthen our operational resiliency across the enterprise. This role is laser focused on results.”

“As we grow the UFP business, I am excited to get synergy plans developed quicker and getting new companies fully integrated into our winning UFP culture right away,” said Benton. “Getting to both the start and finish line quicker will make a big difference in maximizing the value of our acquisitions.”

Benton joined UFP Industries in 1993 as a production trainee in Saginaw, Texas. He held positions of increasing responsibility, eventually becoming Vice President of Operations (South Texas) in 2008. He was subsequently named Executive Vice President of UFP Eastern Division-North in 2014 and president of the Northern Division in 2017.

In 2019, as part of UFP Industries’ reorganization to focus on end-markets, he was named president of UFP Construction.

He is a native of Texas and currently resides in Charlotte, N.C. with his wife. They have 3 adult children.

Ellerbrook Named New UFP Construction President

Schwartz also today named current UFP Site Built Executive Vice President Mike Ellerbrook to the position of President of UFP Construction, also effective July 1.

"Beyond growth and efficiency, innovation and talent are essential to our long-term success, and Mike Ellerbrook is a master of both," said Schwartz. "Mike is an exceptional team builder who develops leaders from within, has deep industry relationships, and brings a vision for excellence that makes him the ideal choice to lead our Construction segment. Like many of UFP’s leaders, Mike has come up through this company, and that experience gives him a deep understanding of our culture, our people, and what it takes to win.”

EXHIBIT 99.1

"Our people and our culture are everything. They're what make UFP the best place to work and the strongest company in the business," said Ellerbrook. "I want to thank Patrick for his leadership, mentorship, and friendship. He's been a trusted ally and counselor every step of the way, and I wouldn't be here without him. As President of UFP Construction, my focus is simple: grow the business, create opportunities, and make sure our people grow and advance right along with it."

Ellerbrook began his career with UFP Industries just before his 19th birthday at UFP’s Belchertown location. He ascended the leadership ranks by serving in both sales and operations roles, advancing through roles of increasing responsibility, until being named Vice President of the Northeast Region in 2014 and subsequently Executive Vice President of UFP Site Built in 2020.

In that role he has brought alternative materials, such as steel and aluminum, to the business unit’s traditional wood component operations. Most recently he oversaw the launch of Frame Forward Systems, Site Built’s concept-to-construction prefabricated wood brand.

He holds a business degree from the University of Southern Maine. Ellerbrook is a Boston native where he resides with his wife and 2 children.

###